UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2026

Keurig Dr Pepper Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6425 Hall of Fame Lane, Frisco, Texas 75034

(Address of principal executive offices) (Zip Code)

(800) 527-7096

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KDP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Preferred Investment

On March 30, 2026, Keurig Dr Pepper Inc. (“KDP” or the “Company”) issued and sold, for an aggregate purchase price of $4.5 billion, 4,500,000 shares of its newly created Series A Convertible Perpetual Preferred Stock, par value $0.01 per share (the “Convertible Preferred Stock”), at a price of $1,000 per share, pursuant to an Investment Agreement, dated as of October 27, 2025, by and among the Company, Pour Purchaser L.P. (together with its affiliates, the “KKR Investor”), AP Pour Holdings, L.P. (together with its affiliates, the “Apollo Investor”) and certain other investors party thereto (collectively with any other investor that becomes party thereto, the “Preferred Investors”) (as amended on February 23, 2026, the “Investment Agreement”). The net proceeds from the sales of the Convertible Preferred Stock were used to finance a portion of the previously announced acquisition of JDE Peet’s N.V. (“JDE Peet’s”).

For additional information regarding the Investment Agreement, see Item 1.01 of each of the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 30, 2025 and February 23, 2026.

Designation of Convertible Preferred Stock

In connection with the issuance of Convertible Preferred Stock, the Company also filed the Certificate of Designations, Preferences and Rights of Series A Convertible Perpetual Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware on March 30, 2026 setting forth the terms, rights, obligations and preferences of the Convertible Preferred Stock.

For additional information regarding the terms of the Convertible Preferred Stock and summary of the Certificate of Designations, see Item 1.01 of each of the Company’s Current Reports on Form 8-K filed with the SEC on October 30, 2025 and February 23, 2026.

Registration Rights Agreement

In connection with the issuance of Convertible Preferred Stock, on March 30, 2026, the Company entered into a Registration Rights Agreement, by and among the Company and the Preferred Investors, pursuant to which the Preferred Investors will have certain customary registration rights with respect to the Convertible Preferred Stock and the Company’s common stock, par value $0.01 per share (“Common Stock”), issuable upon conversion of the Convertible Preferred Stock (the “Registration Rights Agreement”).

The foregoing description of the Convertible Preferred Stock, the Investment Agreement and the Registration Rights Agreement is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Investment Agreement, a copy of which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on February 23, 2026, and the full text of the Certificate of Designations and the Registration Rights Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 3.1 and 10.1, respectively, and are incorporated herein by reference.

Pod Manufacturing Joint Venture Investment

Also on March 30, 2026 (the “JV Closing”), pursuant to the terms of the transaction agreement (as amended from time to time, the “JV Transaction Agreement”), dated February 23, 2026, by and among KDP, certain of its subsidiaries and an investment vehicle (the “JV Investor Partner”) held and managed by certain funds or accounts managed, advised or sub-advised by each of Apollo Global Management, Inc., KKR & Co. Inc. and Goldman Sachs Asset Management L.P., the JV Investor Partner made a capital contribution of approximately $4 billion to Keurig JV, LP (the “Pod Manufacturing JV”) in exchange for limited partnership units representing a 49% interest in the Pod Manufacturing JV (the “Co-Investor Contribution”). In addition, concurrently with the JV Closing, certain subsidiaries of KDP and the JV Investor Partner entered into the amended and restated limited partnership agreement of the Pod Manufacturing JV (the “A&R LPA”). As of the JV Closing, the Pod Manufacturing JV owns or otherwise has access to KDP’s and its affiliates’ assets and facilities used in the manufacture of K-Cup pods and other unbrewed single-serve beverages in the United States and Canada. The net proceeds from the Co-Investor Contribution were used to finance a portion of the acquisition of JDE Peet’s.

For additional information regarding the Pod Manufacturing JV investment, see Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on February 23, 2026.

The foregoing description of the Pod Manufacturing JV investment, the JV Transaction Agreement and the A&R LPA is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the JV Transaction Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 23, 2026, and the full text of the A&R LPA, a form of which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 23, 2026.

Item 1.02. Termination of a Material Definitive Agreement.

As previously reported, on August 24, 2025, KDP entered into a 364-Day Bridge Credit Agreement (as amended by that certain Amendment No. 1 dated as of December 18, 2025, the “Bridge Credit Agreement”), with the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent.

In connection with the receipt of the proceeds from the Convertible Preferred Stock investment and the Pod Manufacturing JV investment as further described in Item 1.01 above, all remaining commitments under the Bridge Credit Agreement were reduced to zero and the Bridge Credit Agreement was terminated on March 30, 2026.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed by the Company, on August 24, 2025, the Company and JDE Peet’s entered into a merger protocol (the “Merger Protocol”), pursuant to which, on January 15, 2026, the Company’s wholly-owned subsidiary Kodiak BidCo B.V. (“Kodiak BidCo”) commenced an offer to acquire all of the issued and outstanding ordinary shares of JDE Peet’s (the “Shares”), excluding treasury shares of JDE Peet’s, for €31.85 per share in cash, without interest (the “Offer”).

On March 27, 2026, the Company, Kodiak BidCo, and JDE Peet’s jointly announced that the remaining conditions under the Offer had been satisfied or waived and that Kodiak BidCo had declared the Offer unconditional. In accordance with the terms of the Offer, on April 1, 2026 (the “Settlement Date”), Kodiak BidCo made a payment of €31.85 per Share and accepted the transfer of all Shares tendered prior to or on March 27, 2026. As of March 27, 2026, 466,712,270 Shares had been tendered for acceptance under the Offer, representing 96.22% of the Shares. The total aggregate consideration for such Shares was approximately €14.86 billion. Shares tendered following March 27, 2026, during the post-closing acceptance period, are expected to be settled within five business days after expiration of the post-closing acceptance period. The Company cannot guarantee that shareholders will actually receive payment within such period. The Company used the net proceeds from its previously announced notes offerings denominated in U.S. Dollars and Euros, sale of interests in the Pod Manufacturing JV, sale of its Convertible Preferred Stock and borrowing under its delayed draw term loan, together with cash on hand, to fund the JDE Peet’s acquisition and pay related fees and expenses.

The foregoing description of the Merger Protocol is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Protocol, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 25, 2025.

Item 3.02. Unregistered Sales of Equity Securities.

The information regarding the Convertible Preferred Stock set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance and sale of the Convertible Preferred Stock was made in reliance upon an exemption from the registration requirements of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Convertible Preferred Stock issued pursuant to the Investment Agreement and the Common Stock issuable upon conversion of the Convertible Preferred Stock may not be re-offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 30, 2026, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware to establish and fix the terms of the Convertible Preferred Stock. The Certificate of Designations became effective upon filing. The information in Item 1.01 above is incorporated by reference into this Item 5.03.

Item 7.01. Regulation FD Disclosure.

On April 1, 2026, KDP, Kodiak BidCo and JDE Peet’s issued a joint press release announcing the settlement of the Offer, a copy of which is furnished herewith as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Forward-Looking Statements

Certain statements in this report may be considered “forward-looking statements,” such as statements relating to the shares tendered in the post-closing acceptance period. Forward-looking statements include those preceded by, followed by or that include the words “anticipate,” “expect,” “believe,” “could,” “continue,” “ongoing,” “estimate,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would” and similar words. These forward-looking statements speak only as of the date of this report. Although the Company believes that its assumptions upon which such forward-looking statements are based are reasonable, the Company can give no assurance that these forward-looking statements will prove to be correct. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, unless required by law.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Company intends to file financial statements required by this Item 9.01(a) with respect to the acquisition of JDE Peet’s described in Item 2.01 of this Current Report on Form 8-K under the cover of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.

The Company intends to file pro forma financial information required by this Item 9.01(b) with respect to the acquisition of JDE Peet’s described in Item 2.01 of this Current Report on Form 8-K under the cover of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(d)	Exhibits.

Exhibit No.	Document Description

3.1	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, Par Value $0.01 Per Share, of Keurig Dr Pepper Inc.

10.1	Registration Rights Agreement, dated as of March 30, 2026, by and among Keurig Dr Pepper Inc., Pour Purchaser L.P., AP Pour Holdings, L.P. and certain other investors party thereto.

99.1	Press Release dated April 1, 2026.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG DR PEPPER INC.

By:	/s/ Anthony Shoemaker
	Name:	Anthony Shoemaker
	Title:	Chief Legal Officer, General Counsel and Secretary

Date: April 1, 2026